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                                                                    Exhibit a(4)

                         SMITH BARNEY INVESTMENT SERIES

                            Certificate of Amendment

     The undersigned, being the Assistant Secretary of Smith Barney Investment Series (hereinafter referred to as the "Trust"), a trust with transferable shares of the type commonly called a Massachusetts business trust, DOES HEREBY CERTIFY that, in accordance with the authority conferred upon the Trustees of the Trust by the Trust's Amended and Restated Declaration of Trust, dated March 1, 2002 (hereinafter referred to as the "Declaration of Trust"), and by the affirmative vote of a majority of the Trustees of the Trust at a meeting duly called and held on December 19, 2002, the Establishment and Designation of Series, Exhibit A to the Declaration of Trust, has been amended to read as set forth in Exhibit A attached to this Certificate, effective January 21, 2003.

     IN WITNESS WHEREOF, the undersigned has set his hand this 21st day of January, 2003.

                                          /s/ Thomas C. Mandia
                                          ---------------------------
                                          Thomas C. Mandia
                                          Assistant Secretary

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                                                                       Exhibit A

                                Establishment and
                       Designation of Series of Shares of
                               Beneficial Interest

     The Trustees of the Trust, acting pursuant to the Trust's Declaration of Trust, have previously established and designated the series (each, a "Fund") of Shares of Beneficial Interest listed below. This Establishment and Designation is being amended and restated in order to change the name of one of the Funds.

     1.   The Funds are as follows:

          Smith Barney Large Cap Core Fund;
          Smith Barney Growth and Income Fund;
          Smith Barney International Fund (formerly Smith Barney International Aggressive Growth Fund);
          Smith Barney Premier Selections All Cap Growth Portfolio;
          Smith Barney Large Cap Core Portfolio;
          Smith Barney Growth and Income Portfolio; and
          Smith Barney Government Portfolio.

     2. Each Fund shall be authorized to hold cash, invest in securities, instruments and other property and use investment techniques as from time to time described in the Trust's then currently effective registration statement under the Securities Act of 1933 to the extent pertaining to the offering of Shares of the Fund. Each Share of each Fund shall be redeemable as provided in the Declaration of Trust. Subject to differences among classes, each Share of each Fund shall be entitled to vote on matters on which Shares of the Fund shall be entitled to vote as provided in Section 6.8 of the Trust's Declaration of Trust, shall represent a pro rata beneficial interest in the assets allocated or belonging to the Fund, and shall be entitled to receive its pro rata share of the net assets of the Fund upon liquidation of the Fund, all as provided in
Section 6.9 of the Declaration of Trust. The proceeds of sales of Shares of each Fund, together with any income and gain thereon, less any diminution or expenses thereof, shall irrevocably belong to the Fund, unless otherwise required by law.

     3. Shareholders of each Fund shall vote separately as a class on any matter to the extent required by, and any matter shall have been deemed effectively acted upon with respect to the Fund as provided in, Rule 18f-2, as from time to time in effect, under the Investment Company Act of 1940 or any successor rule, and the Declaration of Trust.

     4. The assets and liabilities of the Trust shall be allocated among each Fund and any series of the Trust designated in the future as set forth in
Section 6.9 of the Declaration of Trust.

     5. Subject to the provisions of Section 6.9 and Article IX of the Declaration of Trust, the Trustees (including any successor Trustees) shall have the right at any time and from time to time to reallocate assets and expenses or to change the designation of each Fund, or otherwise to change the special and relative rights of each Fund.

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     6.   Any Fund may be terminated by the Trustees at any time by written notice to the Shareholders of the Fund.